SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2008

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York (Address of principal executive offices)	12540 (Zip code)

Registrant’s telephone number, including area code: (845) 454-3703

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMAND SECURITY CORPORATION
FORM 8-K
CURRENT REPORT

TABLE OF CONTENTS

Page
Item 9.01 Financial Statements and Exhibits	3

Signature	3

Item 8.01. Other Events.

On September 12, 2008, Command Security Corporation (the “Company”) announced that it completed the acquisition of substantially all of the assets of Eagle International Group, LLC (“EIG”) and International Security & Safety Group, LLC (“ISSG”), providers of security services primarily in Broward and Palm Beach counties in Florida. EIG and ISSG have an aggregate of approximately 200 employees and estimated annual sales of approximately $5.0 million in 2008. A copy of the press release announcing these acquisitions is included with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1
Press Release dated September 12, 2008 announcing the acquisition by Command Security Corporation of substantially all of the assets of Eagle International Group, LLC and International Security & Safety Group, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and Chief Financial Officer